                                                                    Exhibit 99.4

                            ADMINISTRATION AGREEMENT

                                      among

                     GE DEALER FLOORPLAN MASTER NOTE TRUST,
                                    as Trust,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                as Administrator,

                                       and

                        THE BANK OF NEW YORK (DELAWARE),
              not in its individual capacity, but solely as trustee

                           Dated as of August 12, 2004

                                                        Administration Agreement

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.  Duties of the Administrator..........................................     1

2.  Records..............................................................     7

3.  Compensation.........................................................     7

4.  Additional Information to be Furnished to the Trust..................     7

5.  Independence of the Administrator....................................     7

6.  No Joint Venture.....................................................     8

7.  Other Activities of the Administrator................................     8

8.  Term of Agreement; Resignation and Removal of the Administrator......     8

9.  Action upon Termination, Resignation or Removal......................     9

10. Notices..............................................................    10

11. Amendments...........................................................    11

12. Successors and Assigns...............................................    11

13. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.........    11

14. Other Interpretive Matters...........................................    12

15. Headings.............................................................    13

16. Counterparts.........................................................    13

17. Severability.........................................................    13

18. Not Applicable to General Electric Capital Corporation in Other
    Capacities...........................................................    13

19. Limitation of Liability of the Trustee...............................    13

20. Indemnification......................................................    13

21. No Proceedings.......................................................    14

     ADMINISTRATION AGREEMENT dated as of August 12, 2004, among GE DEALER FLOORPLAN MASTER NOTE TRUST, a Delaware statutory trust (the "Trust"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as administrator (the "Administrator") and THE BANK OF NEW YORK (DELAWARE), as Trustee ("Trustee").

                                    RECITALS

     WHEREAS, the Trust has entered into a Master Indenture, dated of even date herewith (as amended and supplemented by any Indenture Supplement, or otherwise, from time to time in accordance with the provisions thereof, the "Indenture"), between the Trust and Wilmington Trust Company, as indenture trustee ("Indenture Trustee"), to provide for the issuance of its asset backed notes (the "Notes") from time to time pursuant to one or more indenture supplements. Capitalized terms used herein and not otherwise defined herein are defined in the Indenture;

     WHEREAS, the Trust has entered into certain agreements in connection with the issuance of the Notes and the issuance of the Transferor Certificate (as defined in the Trust Agreement) and transactions related thereto, including (i) the Second Tier Agreement, (ii) the Servicing Agreement, (iii) the Trust Agreement, (iv) the Indenture and (v) the Custody and Control Agreement (collectively, the "Related Documents");

     WHEREAS, pursuant to the Related Documents, the Trust and Trustee are required to perform certain duties in connection with: (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the Transferor Certificate;

     WHEREAS, the Trust and Trustee desire to have the Administrator perform certain of the duties of the Trust and Trustee referred to in the preceding clause, and to provide such additional services consistent with this Agreement and the Related Documents as the Trust or Trustee may from time to time request; and

     WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Trust and Trustee on the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Duties of the Administrator.

     (a) Duties with Respect to the Second Tier Agreement. The Administrator, on behalf of the Trust, shall perform the administrative duties of the Trust under the Second Tier Agreement. The Administrator, on behalf of the Trust, shall monitor the performance of the Trust and shall advise the Trust when action is necessary to comply with the Trust's duties under the Second Tier Agreement. The Administrator, on behalf of the Trust, shall prepare for execution by the Trust or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust (or Trustee) to prepare, file or deliver pursuant to the Second Tier Agreement. In furtherance of the foregoing, the Administrator, on behalf of the Trust (or Trustee) shall take all appropriate action that is the duty of the Trust to take pursuant to such documents, including, without limitation, such of the foregoing as are required with respect to the following matters (references in this section are to sections of the Second Tier Agreement):

          (i) the duty to maintain possession of the Account Schedules delivered pursuant to the Second Tier Agreement (Section 2.1);

          (ii) the duty to cause the Trust, to the extent the Trust has available funds, to pay the Purchase Prices pursuant to the Second Tier Agreement (Section 2.4);

          (iii) (A) the preparation and the execution of any Assignment or Reassignment (as defined in the Second Tier Agreement) or any other documents and instruments of transfer and (B) the duty to take such actions as requested by the Seller (as defined in the Second Tier Agreement) to effect the conveyance of the Transferred Receivables (as defined in the Second Tier Agreement) Section 2.6(c) and Section 2.7; and

          (iv) (A) the notification to the Seller (as defined in the Second Tier Agreement) of any breach in representation or warranty of the Seller (as defined in the Second Tier Agreement) under the Second Tier Agreement or
     (B) a reassignment of the Transferred Receivables (as defined in the Second Tier Agreement) if such breach is not cured as provided in Section 6.1 of the Second Tier Agreement (Section 6.1).

     (b) Duties with Respect to the Servicing Agreement. The Administrator, on behalf of the Trust, shall perform the administrative duties of the Trust under the Servicing Agreement. The Administrator, on behalf of the Trust, shall monitor the performance of the Trust and shall advise the Trust when action is necessary to comply with the Trust's duties under the Servicing Agreement. The Administrator, on behalf of the Trust, shall prepare for execution by the Trust or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust (or Trustee) to prepare, file or deliver pursuant to the Servicing Agreement. In furtherance of the foregoing, the Administrator, on behalf of the Trust shall take all appropriate action that is the duty of the Trust (or Trustee) to take pursuant to such documents, including, without limitation, such of the foregoing as are required with respect to the following matters (references in this section are to sections of the Servicing Agreement):

          (i) the notification to the Master Servicer prior to any designation of (A) additional or removed Accounts, or (B) any additional Originator (Section 2.2);

          (ii) (A) the duty to furnish the Master Servicer with powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing duties and (B) the duty to assist the Master Servicer in collecting the Transferred Receivables (Section 2.4);

          (iii) (A) the notification to the Master Servicer of a breach of the applicable covenants under Section 2.6 of the Servicing Agreement and (B) the execution and the delivery of any documents or instruments of transfer or assignment requested by the Master Servicer to effect the conveyance of the Transferred Receivables to the Master Servicer (Section 2.6);


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

          (iv) the delivery of a Servicer Termination Notice (as defined in the Servicing Agreement) to the Master Servicer (Section 5.1); and

          (v) the appointment of a Successor Servicer (Section 6.2).

     (c) Duties with Respect to the Indenture. The Administrator, on behalf of the Trust, shall perform the administrative duties of the Trust under the Indenture. The Administrator, on behalf of the Trust, shall monitor the performance of the Trust and shall advise the Trust when action is necessary to comply with the Trust's duties under the Indenture. The Administrator, on behalf of the Trust, shall prepare for execution by the Trust or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust (or Trustee) to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Administrator, on behalf of the Trust (or Trustee) shall take all appropriate action that is the duty of the Trust to take pursuant to such documents, including, without limitation, such of the foregoing as are required with respect to the following matters (references in this section are to sections of the Indenture):

          (i) (A) the preparation of or the obtaining of the documents and instruments required for authentication of the Notes and (B) the delivery of the same to the Indenture Trustee (Sections 2.2, 2.3 and 2.5);

          (ii) (A) the duty to cause the Note Register to be kept, (B) the appointment of a successor Note Registrar, (C) the notification to the Indenture Trustee of any appointment of a new Note Registrar or the Note Registrar's change in location, (D) the preparation of a new Note upon the surrender of a Note for transfer and (E) the appointment of a co-transfer agent if any Series of Notes is listed on the Luxembourg Stock Exchange (Section 2.4);

          (iii) the notification to the Indenture Trustee of the date on which the Trust expects that the final installment of principal of and interest on the Notes will be paid (Section 2.7);

          (iv) (A) the notification to the Indenture Trustee and each Rating Agency of a New Issuance and (B) the delivery of any Indenture Supplement, Series Enhancement and Tax Opinion to the Indenture Trustee (Section 2.8);

          (v) the delivery of any Notes to the Indenture Trustee for cancellation (Section 2.9);

          (vi) the communication with any Clearing Agency (Section 2.10 and 2.11);

          (vii) (A) the appointment of a successor Clearing Agency and (B) the notification to the Indenture Trustee that the Clearing Agency is no longer willing or able to discharge its responsibilities under the Note Depository Agreement and that the Trust is unable to locate a successor Clearing Agency (Section 2.12);


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          (viii) the notification to the Indenture Trustee thirty (30) days prior to of any change in the location of the Trust's offices or its jurisdiction of organization (Section 3.2);

          (ix) the duty to cause each Paying Agent to comply with its obligations under the Indenture (Section 3.3);

          (x) the duty to cause the Trust to (A) keep in full effect its existence, rights and franchises as a Delaware statutory trust and (B) observe and comply in all material respects with (I) all laws applicable to the Trust (II) all requisite and appropriate organizational and other formalities in the management of the Trust's business and affairs and (III) conduct the transactions contemplated thereby (Section 3.4);

          (xi) the duty to cause the preparation and delivery of all supplements and amendments to the Indenture in accordance with Section 3.5 of the Indenture (Section 3.5);

          (xii) the delivery of an Opinion of Counsel to the Indenture Trustee under Section 3.6 of the Indenture (Section 3.6);

          (xiii) the duty to cause the Trust (A) to punctually perform and observe its obligations and agreements under the Related Documents, including filing or causing to be filed all UCC financing statements and continuation statements pursuant to the Related Documents, (B) to enforce the obligations of the Master Servicer under the Servicing Agreement (C) to perform the reasonable actions necessary to remedy any Servicer Default,
     (D) to deliver a notice to the Master Servicer of any Servicer Default as required under Section 3.7(d) of the Indenture, (E) to exercise its rights to terminate the Master Servicer, (F) to obtain the consent of the Noteholders upon a voluntary dismissal of the Master Servicer, (G) to appoint a Successor Servicer, (H) to notify the Indenture Trustee upon any termination of the Master Servicer's rights and powers under the Servicing Agreement and each appointment of a Successor Servicer, (I) to provide, or to cause the Master Servicer to provide, the Trustee access to any documents regarding the Accounts and the Transferred Receivables and (J) to provide notice to the Rating Agencies of a merger or consolidation of the Master Servicer or an Originator (Section 3.7);

          (xiv) to contest or to pay all taxes on behalf of the Trust when due and payable (Section 3.8);

          (xv) the delivery of an Officer's Certificate to the Indenture Trustee under Section 3.9 of the Indenture (Section 3.9);

          (xvi) the delivery of an Officer's Certificate, Opinion of Counsel and Officer's Certificate to the Indenture Trustee under Sections 3.10, 4.1, 9.1(b) and 10.1 of the Indenture (Sections 3.10, 4.1, 9.1(b) and 10.1) or as may otherwise be required pursuant to the Indenture;

          (xvii) the notification to the Indenture Trustee and the Rating Agencies of each Early Amortization Event, Event of Default and Servicer Default and (B) the delivery of


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

     an Officer's Certificate to the Indenture Trustee required under Section
     3.12 of the Indenture (Section 3.12);

          (xviii) (A) the preparation of and the delivery of any further instruments and (B) the performance of any further acts as may be reasonably necessary to carry out the provisions of the Indenture (Section 3.13);

          (xix) the duty to cause the Trust to take all such lawful actions to compel or secure the performance and observance by the Master Servicer or the Transferor of their obligations to the Trust (Section 5.15);

          (xx) the delivery, or the duty to cause the Master Servicer to deliver, to each Noteholder such information as may be required to enable such Noteholder to prepare any income tax returns (Section 6.6);

          (xxi) (A) the removal of the Indenture Trustee and (B) the appointment of a successor Indenture Trustee in accordance with Section 6.8 of the Indenture (Section 6.8);

          (xxii) the notification to the Indenture Trustee in writing if any of the Notes become listed on any stock exchange or market trading system (Section 6.14);

          (xxiii) (A) the duty to cause the Paying Agent (other than the Indenture Trustee) to pay the Indenture Trustee any sums held in trust by such Paying Agent with respect to the Notes and (B) the appointment of each Paying Agent (Section 6.16);

          (xxiv) the duty to furnish to the Indenture Trustee a list of Noteholders as required pursuant to Section 7.1 of the Indenture (Section 7.1);

          (xxv) (A) the filing with the Indenture Trustee of copies of reports or documents required pursuant to the Securities Exchange Act and the Commission, (B) the delivery of the summaries of any information required to be filed with the Commission to the Indenture Trustee and (C) the notification to the Indenture Trustee of any change in the Trust's fiscal year (Section 7.3);

          (xxvi) (A) the delivery of an Officer's Certificate to the Indenture Trustee and (B) the preparation and the delivery any Supplemental Indentures (Sections 9.1 and 9.2);

          (xxvii) (A) the preparation and the delivery of any agreement entered into with a Noteholder pursuant to Section 10.6 of the Indenture and (B) the delivery of a copy of such agreement to the Indenture Trustee (Section 10.6);

          (xxviii) the filing of all appropriate financing statements (Section 2.15); and

          (xxix) the duties of the Trust pursuant to any Indenture Supplement.

     (d) Duties with Respect to Sale of Notes. The Administrator, on behalf of the Trust, shall perform the administrative duties of the Trust under any note purchase agreement, loan


                                       5-
agreement or underwriting agreement entered into in connection with the issuance of any Notes. The Administrator, on behalf of the Trust, shall monitor the performance of the Trust and shall advise the Trust when action is necessary to comply with the Trust's duties under any note purchase agreement, loan agreement or underwriting agreement. The Administrator, on behalf of the Trust, shall prepare for execution by the Trust or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust (or Trustee) to prepare, file or deliver pursuant any note purchase agreement, loan agreement or underwriting agreement. In furtherance of the foregoing, the Administrator, on behalf of the Trust (or Trustee) shall take all appropriate action that is the duty of the Trust to take pursuant to such documents.

     (e) Duties with Respect to the Trust.

          (i) The Administrator shall perform such calculations, and shall prepare for execution by the Trust (or the Trustee, on behalf of the Trust) or shall cause the preparation by other appropriate Persons, of all such documents, reports, filings, instruments, certificates and opinions, as it shall be the duty of the Trust (or the Trustee, on behalf of the Trust), to perform, prepare, file or deliver pursuant to the Related Documents. At the request of the Trust, the Administrator shall take all appropriate action that it is the duty of the Trust (or the Trustee, on behalf of the Trust), to take pursuant to the Related Documents. Subject to Section 5, and in accordance with the directions of the Trust (or the Trustee, on behalf of the Trust), the Administrator, on behalf of the Trust, shall administer, perform or supervise the performance of such other activities permitted by the Related Documents as are not covered by any of the foregoing and as are expressly requested by the Trust (or the Trustee, on behalf of the Trust), and are reasonably within the capability of the Administrator.

          (ii) The Administrator, on behalf of the Trust, shall perform the duties specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

          (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement or the other Related Documents, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Trust and shall be, in the Administrator's opinion, no less favorable to the Trust than would be available from unaffiliated parties.

          (iv) The Administrator hereby agrees to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Documents or otherwise by law.

          (v) The Administrator hereby agrees to provide any notice required pursuant to Section 10.2 of the Trust Agreement.


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

     (f) Non-Ministerial Matters.

          (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action the Administrator shall have notified the Trustee or the Trust, as applicable, of the proposed action and the Trustee or the Trust, as applicable, shall have consented or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

               (A) the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust (other than in connection with the collection of the Transferred Receivables);

               (B) the amendment, change, supplement or modification of the Related Documents other than an Indenture Supplement and other than an Assignment or Reassignment pursuant to the Second Tier Agreement; and

               (C) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture.

          (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not take any other action that the Trust directs the Administrator not to take on its behalf.

     (g) Administrator Not Assuming Duties of Master Servicer. For avoidance of doubt, the Administrator is not responsible for taking any actions that are the duty of the Master Servicer pursuant to the Servicing Agreement.

     2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Trust or its designees, at any time during normal business hours.

     3. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to five hundred dollars ($500) per month payable in arrears on each Payment Date which payment shall be solely an obligation of the Trust.

     4. Additional Information to be Furnished to the Trust. The Administrator shall furnish to the Trust from time to time such additional information regarding the Collateral as the Trust shall reasonably request.

     5. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Trust or Trustee with respect to the manner in which it accomplishes the performance of its


                                       7-
obligations hereunder. Unless expressly authorized by the Trust, the Administrator shall have no authority to act for or represent the Trust in any way (other than as permitted hereunder) and shall not otherwise be deemed an agent of the Trust.

     6. No Joint Venture. Nothing contained in this Agreement: (i) shall constitute the Administrator and the Trust as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     7. Other Activities of the Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in their sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Trust.

     8. Term of Agreement; Resignation and Removal of the Administrator.

     (a) This Agreement shall continue in force until the dissolution of the Trust, upon which event this Agreement shall automatically terminate.

     (b) Subject to Section 8(g), the Administrator may resign its duties hereunder by providing the Trust and the Master Servicer with at least sixty
(60) days' prior written notice.

     (c) Subject to Section 8(e), the Trust may remove the Administrator without cause by providing the Administrator and the Master Servicer with at least sixty
(60) days' prior written notice.

     (d) Subject to Section 8(e), at the sole option of the Trust, the Administrator may be removed immediately upon written notice of termination from the Trust to the Administrator and the Transferor if any of the following events shall occur:

          (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Trust);

          (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

          (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent


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

     to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

     The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) of this subsection shall occur, it shall give written notice thereof to the Trust, the Master Servicer and the Indenture Trustee within seven
(7) days after the happening of such event.

     (e) Upon the Administrator's receipt of notice of termination, pursuant to
Section 8(c) or 8(d), or the Administrator's resignation in accordance with this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of: (x) the date that is forty-five (45) days from the delivery to the Trust, the Indenture Trustee and the Master Servicer of written notice of such resignation (or written confirmation of such notice) in accordance with this Agreement and (y) the date upon which the predecessor Administrator shall become unable to act as Administrator, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Administrator's termination hereunder, the Trust shall appoint a successor Administrator, and the successor Administrator shall accept its appointment by a written assumption. No resignation or removal of the Administrator pursuant to this Section shall be effective until: (i) a successor Administrator shall have been appointed by the Trust and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

     (f) Upon appointment, the successor Administrator shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Administrator and shall be entitled to the compensation specified in Section 3 and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

     (g) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

     (h) The Administrator or the Trust, as the case may be, shall provide to the Indenture Trustee a copy of all notices required to be delivered under this
Section 8.

     9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a), or the resignation or removal of the Administrator pursuant to Section 8(b) or 8(c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Trust all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or 8(c), respectively, the Administrator shall cooperate with the Trust and the Indenture Trustee and take all reasonable steps requested to


                                       9-
assist the Trust and the Indenture Trustee in making an orderly transfer of the duties of the Administrator to the successor Administrator.

     10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

     (a)  if to the Trust, to:

               GE Dealer Floorplan Master Note Trust
               c/o The Bank of New York (Delaware), as Trustee
               101 Barclay Street, Floor 8 West (ABS Unit)
               New York, NY 10286
               Attn: Antonio Vayas
               Telephone: (212) 815-8322
               Telecopy: (212) 815-2493 or 3883

     (b)  if to the Administrator, to:

               General Electric Capital Corporation, as Administrator 44 Old Ridgebury Road
               Danbury, CT 06810
               Attn: Capital Market, Operations
               Telephone: (203) 796-5518
               Telecopy: (203) 796-5554

     (c)  if to the Indenture Trustee, to:

               Wilmington Trust Company
               1100 North Market Street
               Wilmington, DE 19890
               Attn: Corporate Trust Administration/Erwin Soriano
               Telephone: 302-636-6392
               Telecopy: 302-636-4140

               with a copy to:

               Deutsche Bank Trust Company Americas
               Structured Finance Services
               Trust & Security Services,
               60 Wall Street
               MS NYC 60-2606
               New York, NY 10005
               Telephone: 212-250-4855
               Telecopy: 212-797-8606

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.


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

     11. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Trust and the Administrator. Promptly after the execution of any such amendment, the Administrator shall furnish written notification of the substance of such amendment or consent to the Holder of the Transferor Certificate and each of the Rating Agencies.

     12. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Trust and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Trust to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided, that such successor organization executes and delivers to the Trust, an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

     13. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

     (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK


                                       11-

OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     14. Other Interpretive Matters. All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) unless otherwise provided, references to any month, quarter or year refer to a calendar month, quarter or year; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) references to any section, schedule or exhibit are references to sections, schedules and exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any section or definition refer to such paragraph, subsection, clause or other subdivision of such section or definition; (f) the term "including" means "including without limitation"; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such


                                       12-
agreement are waived or modified in accordance with its terms; and (i) references to any Person include that Person's successors and assigns.

     15. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     16. Counterparts. This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement.

     17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     18. Not Applicable to General Electric Capital Corporation in Other Capacities. Nothing in this Agreement shall affect any obligation General Electric Capital Corporation may have in any other capacity.

     19. Limitation of Liability of the Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by The Bank of New York (Delaware), not in its individual capacity but solely in its capacity as Trustee of the Trust, and in no event shall The Bank of New York (Delaware), in its individual capacity, or any beneficial owner of the Trust have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of any duties or obligations of the Trust thereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

     20. Indemnification. The Administrator shall indemnify the Trust (and its officers, directors, employees, trustees, and agents) (the "Indemnified Parties") for, and hold them harmless against, any losses, liability or expense, including attorneys' fees reasonably incurred by them (all of the foregoing being collectively referred to as "Indemnified Amounts"), incurred without negligence or willful misconduct on their part, arising out of or in connection with: (i) actions taken by either of them pursuant to instructions given by the Administrator pursuant to this Agreement or (ii) the failure of the Administrator to perform its obligations hereunder. The indemnities contained in this Section shall survive the termination of this Agreement and the resignation or removal of the Administrator or the Trust.

     In the event any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Party pursuant to the preceding paragraph, such Person shall promptly notify the Administrator in writing, and the Administrator shall have the option to assume the defense thereof, including the retention of counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding upon delivery to the Administrator of demand therefor. In any such proceeding, any Indemnified Party shall have


                                       13-
the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Administrator has failed to assume the defense thereof, (ii) the Administrator and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(iii) the named parties to any such proceeding (including any impleaded parties) include both the Administrator and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Administrator shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties. The Administrator shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Administrator agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment for which the Administrator is liable pursuant to this Section. The Administrator shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     21. No Proceedings. From and after the Closing Date and until the date one year plus one day following the date on which the Outstanding Balance of all Transferred Receivables have been reduced to zero, the Administrator shall not, directly or indirectly, institute or cause to be instituted against the Trust any proceeding of the type referred to in the definition of "Insolvency Event."

                               [SIGNATURES FOLLOW]


                                       14-

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        GE DEALER FLOORPLAN MASTER NOTE TRUST

                                        By: The Bank of New York (Delaware),
                                            not in its individual capacity but
                                            solely as Trustee on behalf of the
                                            Trust


                                        By: /s/ Kristine K. Gullo
                                            ------------------------------------
                                        Name: Kristine K. Gullo
                                        Title: Asst. Vice President

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Administrator


                                        By: /s/ Mark Hutchinson
                                            ------------------------------------
                                        Name: Mark Hutchinson
                                        Title: Vice President

                                        THE BANK OF NEW YORK (DELAWARE), not in
                                        its individual capacity, but solely as
                                        trustee


                                        By: /s/ Kristine K. Gullo
                                            ------------------------------------
                                        Name: Kristine K. Gullo
                                        Title: Asst. Vice President